                                                                   EXHIBIT 10.23

                   THIRD EXCESS OF LOSS REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                           entered into by and between

                SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE
                       and/or S.C.P.I.E. INDEMNITY COMPANY
                      and/or S.C.P.I.E. MANAGEMENT COMPANY
                  and/or AMERICAN HEALTHCARE INDEMNITY COMPANY,
                           and/or FG CASUALTY COMPANY,
                   and/or S.C.P.I.E. INSURANCE SERVICES. INC.,
                   and/or S.C.P.I.E. MANAGEMENT SERVICES, INC.
                            Beverly Hills, California

             (hereinafter collectively referred to as the "Company")

                                       and

                   The Subscribing Reinsurer(s) executing the
                      Interests and Liabilities Contract(s)
                         attached to and forming a part
                                of this Agreement

                  (hereinafter referred to as the "Reinsurer")


WITNESSETH:

       The Reinsurer hereby reinsures the Company to the extent and the terms and conditions subject to the exceptions, exclusions and limitations hereinafter set forth and nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                                   ARTICLE I.

BUSINESS COVERED:

       The Reinsurer agrees to reimburse the Company, on an excess of loss basis, for the amount of ultimate net loss which the Company may pay as the result of claims made during the term of this Agreement under the Company's Physicians and Surgeons Comprehensive Professional and Business Liability policies, including Clinics and Clinical Laboratories, Professional and Business Liability policies for Hospitals and Errors and Omissions Liability policies for Managed Care Organizations with respect to 1) claims made during the term of this Agreement under subject policies which are in force or may hereinafter come into force during the term of this Agreement, and 2) losses which were first reported to the Company during the period January 1, 1987 to December 31, 1991 and are first reported to the Reinsurer during the term of this Agreement, except as excluded under the Exclusions Article subject to the limitations set forth in the Limits of Cover Article.

                                   ARTICLE II.

EXCLUSIONS:

       This Agreement specifically excludes:

        1. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

        2. Loss or Liability excluded by the provisions of the attached "Nuclear Incident Exclusion Clause - Liability - Reinsurance".

        3.      All Assumed Reinsurance.

                                  ARTICLE III.

TERM:

A. Except as provided in paragraph C. below, this Agreement shall apply to claims made during the twelve (12) month period beginning January 1, 1997. In the event a loss, as defined in the Definitions Article, involves a loss or losses covered under the current Agreement Year and a prior Agreement Year(s) no recovery shall be made hereunder in respect of any loss which occurred prior to:

        1. January 1st, 1979 as regards Extra Contractual Obligations (as provided for in the Extra Contractual Obligations Clause Article)

        2.      January 1st, 1976 as regards all other business.

B. It is understood however, that in respect of Personal Liability and Discovery Period coverage for Deceased, Disabled, Retired and Withdrawing Physicians and for Physicians ceasing Medical Practice within the State, this Agreement covers claims made during the period of this Reinsurance Agreement. In the event this Agreement is not renewed, all such liability shall be assumed by the Company with effect from the date of cancellation.

C. The provisions of paragraphs A. and B. notwithstanding, the Company may, at its option, elect to continue to cover the in force portfolio of liability covered under Section A.1. of the Limits of Cover Article of this Agreement on the date of expiration for a further period of twelve (12) months. Should the Company exercise this option, the Company shall give the Reinsurer notice prior to expiration that they wish to exercise this option. The Company shall pay to the Reinsurer an additional premium thereon as set forth in the Premium Article.

D. If any law or regulation of the Federal, State or Local Government or any jurisdiction in which the Company is doing business shall render illegal the arrangements made herein, this Agreement can be terminated immediately insofar as it applies to such jurisdiction by the Company giving notice to the Reinsurer to such effect.

E. Notwithstanding the expiration of this Agreement as hereinabove provided, the provisions of this Agreement shall continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder prior to such termination shall be fully performed and discharged.

                                   ARTICLE IV.

ATTACHMENT OF LIABILITY:

A. For purposes of determining the attachment of the Reinsurer's liability hereunder as respects any one loss, all losses (including Discovery Period Losses) involving one or more Original Insureds, arising from the same medical incident, and in which First Notice of Claim or Circumstance is notified to the Company during the term of this Agreement shall be covered hereunder. Where First Notice falls in Agreement Years incepting prior to January 1, 1992 paragraph B. (Interlocking Clause) of the Limits of Cover Article below, shall apply hereon for Physicians and Surgeons Comprehensive Professional Liability policies only.

B. The date of a loss hereunder shall be the earliest date, within the term of this Agreement, that the Company has received First Notice of Claim or Circumstance.

                                   ARTICLE V.

LIMITS OF COVER:

A.1. As respects policies in force during the term of this Agreement, the Company shall retain for its own account and pay under one or more of the Company's policies the first $5,000,000 ultimate net loss, each and every loss and the Reinsurer agrees to reimburse the Company for the amount of ultimate net loss paid in excess of $5,000,000, each and every loss, but the Reinsurer's maximum liability shall not exceed $5,000,000 resulting from each and every loss.

A.2. As respects losses which were first reported to the Company during the period January 1, 1987 to December 31, 1991 and are first reported to the Reinsurer during the term of this Agreement, the Company shall retain for its own account and pay under one or more of the Company's policies the first $5,000,000 ultimate net loss, each and every loss and the Reinsurer agrees to reimburse the Company for the amount of ultimate net loss paid in excess of $5,000,000, each and every loss, but the Reinsurer's maximum liability shall not exceed $5,000,000 resulting from each and every loss. The coverage provided hereunder shall be no narrower nor broader in scope than that which was provided to the Company under their Third Excess of Loss Reinsurance Agreement in force for the same period (see attached Cover Note Numbers 01-87-0022, 01-88-0022, 01-89-0022, 01-90-0022 and 01-91-0022).

        It is understood that the Maximum Annual Aggregate Amount recoverable under A.1. and A.2. combined is $10,000,000 in all during the period of this Agreement.

B. (This paragraph shall apply only to those claims where first notice of claim or circumstance falls in Agreement Years prior to January 1, 1992.) As respects each and every loss where this Agreement responds on a claims made basis, and more than one insured or policy is covered under this Agreement period with claims made dates falling in more than one reinsurance agreement period, the limit and retention as respects claims covered under this Agreement shall be the percentage of the Limit and Retention under this Agreement that the amount of covered claim or claims hereunder bears to the total of all covered claims from the same loss.

C. The Company warrants the following in respect of the business covered hereunder:

       1. In respect of Physicians and Surgeons Comprehensive Professional and Business Liability policies, including Clinics and Clinical Laboratories, the Company warrants the maximum original policy limits shall not exceed $10,000,000 subject to inuring protection of $8,000,000 excess of $2,000,000 or so deemed.

       2. In respect of Professional and Business Liability policies for Hospitals written on or after January 1, 1996, policy limits greater than $500,000 shall be reinsured elsewhere on an excess of loss basis or so deemed.

       3. In respect of Professional and Business Liability policies for Hospitals written prior to January 1, 1996, policy limits greater than $5,000,000 shall be reinsured elsewhere on an excess of loss basis or so deemed.

       4. In respect of Errors and Omissions Liability policies for Managed Care Organizations, the maximum original policy limit is $5,000,000.

                                   ARTICLE VI.

DEFINITIONS:

A. The term "each and every loss" shall mean the happening of one or a series of related acts, errors, or omissions to act, accidents or occurrences arising out of one event.

B. The term "Gross Net Earned Premium Income" shall mean the gross earned premium on business the subject matter hereof less cancellations and return premiums and less premiums paid for reinsurance recoveries under which would inure to the benefit of the Reinsurer.
Such Premium Income shall be understood to include:

       1. that content of pre-paid premiums under policies in respect of Deceased, Disabled and Retired Insureds, the coverage for which becomes effective during the Agreement period.

       2. the premium transferred internally by the Company from a prior Agreement year or years, in respect of Deceased, Disabled and Retired Insureds and in respect of other withdrawing Insureds who have purchased extended coverage under Reporting Endorsements.

C.1. With respect to recoveries made under Section A.1. of the Limits of Cover Article, the term "claims made" as used herein shall mean (A) In respect of Claims Made Policies, claims first notified to the Company during the term of this Agreement on any in force policy or reporting endorsement arising out of incidents subsequent to the retroactive date of said policy as the result of the rendering of or failure to render a professional service or the reporting of losses which arise from the insured premises and operations incidental to the practice of a physician, hospital or managed care organization and/or (B) In respect of Occurrence Policies, claims or losses first notified to the Company during the term of this Agreement.

C.2. With respect to recoveries made under Section A.2. of the Limits of Cover Article, the term "claims made" as used herein shall mean claims first reported to the Company during the period January 1, 1987 to December 31, 1991 and first reported to the Reinsurer during the term of this Agreement.

                                  ARTICLE VII.

NET RETAINED LINES:

A. This Agreement applies to only that portion of any insurance which the Company retains net for its own account; and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any insurance which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other underwriters, whether specific or general, any amount which may become due from them, whether such inability arises from the insolvency of such other underwriters or otherwise.

                                  ARTICLE VIII.

ULTIMATE NET LOSS:

A. The term "ultimate net loss" as used herein shall be understood to mean the sum actually paid by the Company in settlement of losses for which it is held liable, including pre judgment interest when made part of the award or judgment, 80% of Extra Contractual Obligations and 100% of loss in Excess of Original Policy Limits as provided in the respectively captioned Articles, after making proper deductions for all recoveries, salvages, and claims upon other reinsurances and insurances which inure to the benefit of the Reinsurer under this Agreement, whether collectible or not, and shall exclude all loss adjustment expenses (which shall be separately allocated and paid as provided in paragraph B. below); provided, however, that in the event of the insolvency of the Company, "ultimate net loss" shall mean the amount of loss which the Company has incurred or for which it is liable, and payment by the Reinsurer shall be made to the liquidator, receiver or statutory successor of the Company in accordance with the provisions of the Insolvency
Article in this Agreement. Nothing in this clause, however, shall be construed to mean that losses under this Agreement are not recoverable until the ultimate net loss of the Company has been ascertained.

B. All loss adjustment expenses incurred in investigation, adjustment and litigation, defense and settlement of claims made against the Company under its original policies reinsured hereunder, including pre judgment interest when not part of an award or judgment and post judgment interest, shall be apportioned in proportion to the respective interests of the parties hereto in the ultimate net loss. Office expenses and salaries of officials and employees not classified as loss adjusters are not chargeable as expenses for the purpose of this paragraph.

C. In the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of a judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the expense incurred in securing such final reduction or reversal shall (1) be prorated between the Reinsurer and the Company in proportion that each benefits from such reduction or reversal and the expense incurred up to the time of the original verdict or judgment shall be prorated in proportion to each party's interest in such verdict or judgment; or (2) when the terms and conditions of the Company's original policies reinsured hereunder include expenses as part of the policy limit, be added to the Company's ultimate net loss.

D. It is understood that the Company has in effect First and Second Excess of Loss Reinsurance Agreements and recoveries thereunder will be for the sole benefit of the Company and will be disregarded when computing the ultimate net loss of the Company.

                                   ARTICLE IX.

EXCESS OF ORIGINAL POLICY LIMITS:

A. This Agreement shall protect the Company, within the limits hereof, in connection with any loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

B. However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C. For the purposes of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

                                   ARTICLE X.

EXTRA CONTRACTUAL OBLIGATIONS CLAUSE:

A. This Agreement shall protect the Company within the limits hereof, where the ultimate net loss includes Extra Contractual Obligations. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B. The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss and furthermore, for the purposes hereof be deemed to follow the claims made provisions of this Agreement, subject always to the provisions of the Term Article.

C. However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE XI.

CLAIMS:

A. In the event of a claim of $3,000,000 or greater arising hereunder which either results in or appears to be of serious enough nature as probably to result in a loss involving this Agreement, the Company shall give notice as soon as reasonably practicable to Reinsurers and the Company shall keep the Reinsurer advised of all subsequent developments in connection therewith.

B. All loss settlements made by the Company provided they are within the terms of the Company's original policies and of this Agreement, shall be unconditionally binding upon Reinsurer and amounts falling to the share of the Reinsurer shall be payable to the Company in accordance with the provisions set forth in paragraph C. of the Reports and Remittances Article.

                                  ARTICLE XII.

COMMUTATION CLAUSE:

       The Company or the Reinsurer may, at any time express their desire to the other party to commute all losses which are applicable to any Agreement year and which are still unsettled. In such event the Company and the Reinsurer shall mutually determine and evaluate such losses and the payment by the Reinsurer of their proportion of the amount so ascertained and mutually agreed to be the value of such losses shall relieve them of all further liability, in respect of that Agreement year both in respect of known or unknown losses.

                                  ARTICLE XIII.

PREMIUM:

A. The Company shall pay to the Reinsurer a minimum and deposit premium of $400,000 payable in equal quarterly installments of $100,000 on January 1st, April 1st, July 1st and October 1st, 1997. In the event the Company elects to run off its policies in force until natural expiration, not to exceed twelve
(12) months from the expiration date hereon, the Company shall pay to the Reinsurer a run-off premium equal to 50% of the Actual Earned Reinsurance Premium, as set forth in paragraph B. The run-off premium shall be paid in equal quarterly installments on January 1st, April 1st, July 1st and October 1st, 1998.

B. As soon as practicable after expiration of this Agreement, the Company shall calculate the premium due the Reinsurer based on a rate of .333% of the Gross Net Earned Premium Income accounted for by the Company during the term of this Agreement on all business subject matter of the Agreement. In the event the premium due hereunder is greater than the minimum and deposit premium paid,the difference shall be paid to the Reinsurer forthwith.

                                  ARTICLE XIV.

REINSTATEMENT:

A.1.   As respects Section A.1. of the Limits of Cover Article:

       1. In the event of any portion of the coverage under this Agreement being depleted or exhausted by loss, the amount so depleted or exhausted may, at the option of the Company, be reinstated from the time claim is first made and the Company will pay to the Reinsurer for such reinstatement an additional premium calculated at 100% of the annual reinsurance premium pro rated as to the amount so reinstated.

       2. All calculations of reinstatement premium shall be based on paid losses only. The decision of the Company to exercise its reinstatement option must be relayed to Reinsurers within three (3) months from the time any reserve invades this Agreement.

       Plus,

A.2.   As respects Section A.2. of the Limits of Cover Article:

       1. In the event of a paid loss arising under this Section, additional to the reinstatement premium payable above, a further reinstatement premium shall be payable to the Reinsurer, to be calculated at pro rata as respects amount reinstated and 100% as respects premium based on an annual premium of $125,000.

       2. It is understood and agreed that the payment of reinstatement premiums arising from losses recoverable under Section A.2. above shall be mandatory and not at the option of the Company.

B. Nevertheless, the Reinsurer's liability will never be more than $5,000,000 in respect of any claim made nor more than the Maximum Annual Aggregate Amount Recoverable under Sections A.1. and A.2. combined of $10,000,000 in all during the term of the Agreement.

                                   ARTICLE XV.

REPORTS AND REMITTANCES:

A. The Company will provide the Reinsurer within forty-five (45) days at the end of each quarter, all necessary data respecting premiums and losses, including reserves thereon, as at dates and on forms mutually acceptable to the Company and the Reinsurer.

B. Payments of deposit premium and annual adjustments shall be made in accordance with the provisions of the Premium Article.

C. Payment by the Reinsurer of its portion of loss and loss expenses paid by the Company will be made by the Reinsurer to the Company as soon as possible, but not later than sixty (60) days after proof of payment by the Company is received by the Reinsurer.

                                  ARTICLE XVI.

OFFSET:

       The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

                                  ARTICLE XVII.

CONFIDENTIALITY:

A. This Agreement and the pre Agreement documentation may contain confidential or proprietary information of either party to this Agreement. All parties shall maintain the confidentiality of this information and shall not disclose these to any third party without both parties approval.

B. Notwithstanding the above, any party may disclose such information without further approval from the other party in answer to interrogations, subpoenas or other legal/arbitration process as well as to the Company's reinsurance intermediary hereon, the Reinsurer's retrocessionaires or in response to requests by governmental and regulatory agencies. In addition the parties may disclose such information to their accountants and outside legal counsel as may be necessary.

                                 ARTICLE XVIII.

CURRENCY:

       Premiums shall be payable by the Company and losses shall be paid to the Company in United States currency.

                                  ARTICLE XIX.

FEDERAL EXCISE TAX:

(Applicable to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A. The Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Service Code) to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States government.

                                   ARTICLE XX.

ERRORS AND OMISSIONS:

       Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery; provided, however, this
Article is not to override retroactive dates specified in the Term Article.

                                  ARTICLE XXI.

ACCESS TO RECORDS:

A. The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records and papers of the Company in connection with this reinsurance hereunder or the subject matter thereof.

B. The Reinsurer shall be afforded the opportunity, at its own expense to appoint an attorney of its own choice to assess the Company's claims procedures who shall report to the Reinsurer the results of such.

                                  ARTICLE XXII.

FUNDING:

(This clause is only applicable to those Reinsurer(s) who cannot qualify for credit by the State having jurisdiction over the Company's loss reserves.)

A. As regards policies or bonds issued by the Company coming within the scope of this Agreement, the Company agrees that, when it shall file with the Insurance Department or set up on its books reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such loss reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees that it will apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, issued by a bank which is acceptable to the regulatory authority(ies) having jurisdiction over the Company's loss reserves in an amount equal to the Reinsurer's proportion of reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss expenses relating thereto, plus reserves for losses incurred but not reported, as shown in the statement prepared by the Company.

B. The Letter of Credit shall be issued for a period of not less than one (1) year, and shall be automatically extended for one (1) year from its date of expiration or any future expiration date unless thirty (30) days prior to any expiration date the issuing bank shall notify the Company by registered mail that the bank elects not to consider the Letter of Credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in New York State shall provide sixty (60) days notice to the Company prior to any expiration in the event of non-extension.

C. Notwithstanding any other provision of this Agreement, the Company or its successors in interest may draw upon such credit at any time without diminution because of the insolvency of the Company or of the Reinsurer for one or more of the following purposes only:

        1. To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss reinsured by this Agreement, the payment of which has been agreed by the Reinsurer and which has not been otherwise paid.

        2. To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.

        3. In the event of expiration of the Letter of Credit as provided for above, to establish deposit of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto under this Agreement. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon shall accrue to the benefit of the Reinsurer.

D. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

E. At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto, plus reserves for losses incurred but not reported. If the statement shows that Reinsurer's share of such losses and allocated loss expenses exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If, however, the statement shows that the Reinsurer's share of known and reported outstanding losses plus allocated loss expenses relating thereto, plus reserves for losses incurred but not reported is less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

                                 ARTICLE XXIII.

SPECIAL FUNDING CLAUSE:

A. If, during the period of this Agreement and thereafter, as respects any outstanding liabilities hereunder, the Reinsurer shall fail to pay any loss payable hereunder within the time prescribed, the Reinsurer agrees that it will fund uncollected paid losses and loss adjustment expenses within thirty (30) days from the date of written demand by the Company to so fund. Such demand shall not be made unless balances are sixty (60) days or more past the due date of payment specified in this Agreement.

B. The Reinsurer shall have the sole option of determining the method of funding referred to above, provided it is acceptable to the insurance regulatory authorities involved. If the Reinsurer elects to fund the aforesaid loss by a Letter of Credit, the procedures set forth in the Funding Article in respect of Letters of Credit shall apply. If the Reinsurer has already funded obligations hereunder in accordance with the Funding Article in this Agreement, it agrees that such funds as are required to pay overdue losses may immediately be drawn down by the Company.

C. The phrase "any loss payable" as used in paragraph A. above shall mean any ultimate net loss subject to recovery under this Agreement wherein the Reinsurer has not disputed said loss in writing within the due date for payment.

D. The Company will provide the Reinsurer with a reinsurance proof of loss and such other substantive loss material reflecting the nature of the settlement (i.e., applicable Proofs of Loss, Releases, adjuster's reports, etc.). If, subsequent to receipt of this material, the information supplied is insufficient or not in accordance with the contractual conditions, then the payment due date as defined in the Reports and Remittances Article, will be deemed to be the date upon which the Reinsurer received such additional substantive material necessary to approve payment of the claim, or the date the claim is presented in a manner acceptable to the Reinsurer.

                                  ARTICLE XXIV.

ARBITRATION:

A. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.

B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the deficiency shall be supplied on the application of the party requesting arbitration by an appointment made by the American Arbitration Association. Notwithstanding the appointment of any third Arbitrator by the American Arbitration Association, the arbitration proceedings shall not be governed by the American Arbitration Association's commercial arbitration rules.

D. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.

E. Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Beverly Hills, California, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of California. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

G. The panel shall interpret this Agreement as if it were an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business within sixty (60) days following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

H. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

                                  ARTICLE XXV.

SERVICE OF SUIT CLAUSE (U.S.A.):

A. It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Clause constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any State in the United States. It is further agreed that service of process in such suit may be made upon Messrs. Mendes & Mount, 725 South Figueroa, Suite 1990, Los Angeles, CA 90017, and that in any suit instituted, the Reinsurer will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

B. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

C. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                  ARTICLE XXVI.

INSOLVENCY:

A. The portion of any risk or obligation assumed by the Reinsurer, when such portion is ascertained, shall be payable on demand of the Company at the same time as the Company shall pay its net retained portion of such risk or obligation, with reasonable provision for verification before payment, and the reinsurance shall be payable by the Reinsurer, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company.

B. In the event of the insolvency of one or more than one of the Companies, reinsurance under this Agreement shall be payable immediately on demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent Company(ies) by any court of competent jurisdiction or by any liquidator, receiver, or statutory successor of the Company(ies) having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver, or statutory successor has failed to pay all or a portion of any claims. Such payments by the Reinsurer shall be made directly to the Company or its liquidator, receiver or statutory successor, except where the contract of insurance or reinsurance provides another payee of such reinsurance in the event of the insolvency of the Company(ies).

C. It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company(ies) will give written notice to the Reinsurer of the pendency of a claim against the insolvent Company(ies) on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company(ies) or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the insolvent Company(ies) as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company(ies) solely as a result of the defense undertaken by the Reinsurer.

D. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company(ies).

                                 ARTICLE XXVII.

INTERMEDIARY:

       Willcox Incorporated Reinsurance Intermediaries is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Willcox Incorporated Reinsurance Intermediaries, 180 Maiden Lane, New York, New York 10038-4993. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

                                 ARTICLE XXVIII.

GOVERNING LAW:

       This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, U.S.A.

                                  ARTICLE XXIX.

SEVERAL LIABILITY NOTICE:

       The subscribing reinsurers' obligations under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing reinsurers are not responsible for the subscription of any co-subscribing reinsurer who for any reason does not satisfy all or part of its obligations.

                       INTERESTS AND LIABILITIES CONTRACT

                   (hereinafter referred to as the "Contract")

                                     to the

                   THIRD EXCESS OF LOSS REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                         It is hereby mutually agreed by

                SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE
                       and/or S.C.P.I.E. INDEMNITY COMPANY
                      and/or S.C.P.I.E. MANAGEMENT COMPANY
                  and/or AMERICAN HEALTHCARE INDEMNITY COMPANY,
                           and/or FG CASUALTY COMPANY,
                   and/or S.C.P.I.E. INSURANCE SERVICES. INC.,
                   and/or S.C.P.I.E. MANAGEMENT SERVICES, INC.
                            Beverly Hills, California

             (hereinafter collectively referred to as the "Company")

                                       and





            (hereinafter referred to as the "Subscribing Reinsurer")


that the Subscribing Reinsurer shall have a % participation in the Interests and Liabilities of the Reinsurer as set forth in the Agreement attached hereto entitled Third Excess of Loss Reinsurance Agreement.

       Such participation shall be several and not joint with the participation of other subscribing reinsurers, and the Subscribing Reinsurer shall under no circumstances participate in the Interests and Liabilities, if any, of the other subscribing reinsurers in said Agreement.

       The Company shall pay to the Subscribing Reinsurer % of all premiums due or which may become due the Reinsurer in accordance with the provisions of the Agreement attached.

       This Contract shall attach on January 1, 1997, and is subject to the provisions contained in the Term Article of the attached Agreement, which are hereby incorporated by reference into this Contract and which shall apply as though they had been specifically provided for herein.

       The Agreement to which this Contract is attached and therefore the Interests and Liabilities of the Subscribing Reinsurer therein, may be changed, altered and amended as the parties may agree, provided such change, alteration and amendment is evidenced in writing or by Addendum to this Contract, executed by the Company and the Subscribing Reinsurer.

       IN WITNESS WHEREOF, the parties hereto have caused this Interests and Liabilities Contract to be signed in duplicate by their duly authorized representatives.

Signed in Beverly Hills, California
this                     day of                                  August  , 1997

SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE and/or S.C.P.I.E. INDEMNITY COMPANY and/or S.C.P.I.E. MANAGEMENT COMPANY and/or AMERICAN HEALTHCARE INDEMNITY COMPANY, and/or FG CASUALTY COMPANY, and/or S.C.P.I.E. INSURANCE SERVICES. INC., and/or S.C.P.I.E. MANAGEMENT SERVICES, INC.




By: /s/ DONALD J. ZUK
    ------------------------


Signed in
this                     day of                                           , 199

                              MEMORANDUM OF CHANGES

                                     to the

            SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE, et al

                   THIRD EXCESS OF LOSS REINSURANCE AGREEMENT


       The following changes have been effected from the expiring Third Excess of Loss Reinsurance Agreement Number 01-96-0022 as per the cover note/placement slip:

1. The list of Companies hereon, collectively referred to as the "Company", has been revised.

2.     Article I, "Business Covered",
        - the sunrise provision has been revised to apply to the 1987 to 1991 underwriting years, in this and all other applicable Articles.
        - the sunset provision has been deleted and reference to same has been deleted from all other applicable Articles.

3. Article III, "Term", the dates have been amended, in this and all other applicable Articles, for the current term.

4.     Article XIII, "Premium",

        - the minimum and deposit premium decreased from $440,000 to $400,000.

        -       the rate decreased from .357% to .333%.





                ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

                                                                  Page 1 of 1